UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2020

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Illinois Street, Suite 500

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 906-4324

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Preliminary Agreement for Pan-Coronavirus Collaboration

On April 5, 2020, Vir Biotechnology, Inc. (the “Company”), GlaxoSmithKline Intellectual Property Development Limited and GlaxoSmithKline Biologicals SA (together, “GSK”) entered into a binding preliminary collaboration agreement (the “Preliminary Collaboration Agreement”), pursuant to which the parties agreed to collaborate to research, develop and commercialize products for the prevention, treatment and prophylaxis of diseases caused by SARS-CoV-2, the virus that causes COVID-19, and potentially other coronaviruses. The collaboration will be directed to the development and commercialization of three types of collaboration products under three separate programs: (1) antibodies targeting SARS-CoV-2, and potentially other coronaviruses (the “Antibody Program”); (2) vaccines targeting SARS-CoV-2, and potentially other coronaviruses (the “Vaccine Program”), and (3) products based on genome-wide CRISPR screening of host targets expressed in connection with exposure to SARS-CoV-2 (the “Functional Genomics Program”). The initial antibodies under the Antibody Program will be VIR-7831 and VIR-7832, which have demonstrated high affinity for the SARS-CoV-2 spike protein and are highly potent in neutralizing SARS-CoV-2 in live virus-cellular assays. For a period of four years following the closing of the Stock Purchase Agreement (as defined below) (the “Initial Development Term”), the parties will conduct certain research and development activities under mutually agreed development plans and associated budgets for each of the three programs. During such period, generally, subject to certain rights granted to WuXi Biologics (Hong Kong) Limited (“WuXi”) under existing agreements between WuXi and the Company, the parties will have an exclusive research collaboration with respect to antibody products directed to SARS-CoV-2 or to any other coronavirus, and in connection with functional genomics CRISPR screens for drug discovery and development in connection with coronaviruses. The Company will be primarily responsible for the development and clinical manufacturing activities for the Antibody Program, and for conducting the initial development activities directed to a vaccine for the Vaccine Program. GSK will be primarily responsible for the commercialization activities for the Antibody Program (except in connection with sales of antibody products licensed to WuXi in People’s Republic of China, Hong Kong, Macau and Taiwan), the later-stage development, manufacturing and commercialization activities for the Vaccine Program and the development, manufacturing and commercialization activities for the Functional Genomics Program. Subject to an opt-out mechanism, the parties will share all development costs in accordance with the budget for each of the collaboration programs, with the Company bearing 72.5% of the development costs for the Antibody Program, 27.5% of the development costs for the Vaccine Program, and the parties sharing equally the development costs for the Functional Genomics Program. Each party is required to use commercially reasonable efforts to conduct the activities assigned to it under each development plan and to seek and obtain regulatory approval for collaboration products that arise from such activities in the United States and specified major markets.

On a collaboration product-by-collaboration product basis, either party will have the right, at specified points in development, to opt out of its co-funding obligations, and the other party may, at its election, either pursue such program unilaterally, or also cease the conduct and funding of such collaboration product. Unless a party has opted out prior to such time, the parties would share all profits and losses arising from any collaboration product in the same ratios in which the parties bore development costs for such collaboration program. For each collaboration product as to which a party exercises its opt-out right, the commercializing party will pay to the opting-out party royalties on net sales of the applicable collaboration product at commercially reasonable rates to be agreed by the parties in the Definitive Collaboration Agreement, taking into account relevant factors including the timing of the exercise of such opt-out right, or a portion of the sublicense revenue if the commercializing party chooses to sublicense or otherwise divest rights to such collaboration product. On an antibody product-by-antibody product basis, the Company has a co-promotion right with respect to such antibody product in the United States, pursuant to which the Company will have the right to perform up to 20% of details in connection with such antibody product. GSK will lead commercialization and book all sales, and is required to use commercially reasonable efforts to commercialize each collaboration product following regulatory approval in the United States and specified major markets.

The parties will continue to negotiate a more detailed set of terms of a definitive collaboration agreement (the “Definitive Collaboration Agreement”), including more detailed financial terms, as well as operational provisions and consequences of any ongoing collaboration program as a result of a change of control of the Company. If the parties cannot reach agreement and enter into the Definitive Collaboration Agreement within 45 days following the execution of the Preliminary Collaboration Agreement, the terms of the Definitive Collaboration Agreement will be determined through mediation and binding arbitration. The Preliminary Collaboration Agreement will terminate upon the execution of the Definitive Collaboration Agreement, which will supersede the Preliminary Collaboration Agreement, and will remain in effect in perpetuity unless earlier terminated by either Party. Either party has the right to terminate the Preliminary Collaboration Agreement or the Definitive Collaboration Agreement in the case of the insolvency of the other party, an uncured material breach of the other party with respect to a collaboration program or collaboration product, or such other events that both parties agree to be included in the Definitive Collaboration Agreement.

Stock Purchase Agreement

Concurrently with the execution of the Preliminary Collaboration Agreement, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Glaxo Group Limited (“GGL”), an affiliate of GSK, pursuant to which GGL will purchase 6,626,027 shares of the Company’s common stock (the “Shares”), at a price per Share of $37.73, for an aggregate purchase price of approximately $250.0 million.

Pursuant to the terms of the Stock Purchase Agreement, GGL has agreed not to, without the Company’s prior written consent and subject to certain conditions and exceptions, among other things, directly or indirectly acquire additional shares of the Company’s outstanding common stock, seek or propose a tender or exchange offer, merger or other business combination involving the Company, solicit proxies or consents with respect to any matter, or undertake other specified actions related to the potential acquisition of additional equity interests in the Company (collectively, the “Standstill Restrictions”). The Standstill Restrictions will expire on the one-year anniversary of the effective date of the Stock Purchase Agreement.

The Stock Purchase Agreement also provides that until the first anniversary of the effective date of such agreement, GGL will hold and not sell any of the Shares, subject to certain exceptions. The Company has agreed to register the Shares for resale following expiration of the one-year lock-up period if Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), is not available for such resale without any volume or manner of sale restrictions.

The consummation of the transactions under each of the Preliminary Collaboration Agreement and the Stock Purchase Agreement are subject to the satisfaction of customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The foregoing is only a brief description of the material terms of the Preliminary Collaboration Agreement and the Stock Purchase Agreement, does not purport to be a complete statement of the rights and obligations of the parties under these agreements and the transactions contemplated thereby, and is qualified in its entirety by the full text of such agreements, copies of which will be filed as exhibits to a subsequent filing with the Securities and Exchange Commission.

On April 6, 2020, the Company and GSK issued a joint press release announcing the transactions described above. A copy of the press release is attached to this report as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities

See the description set forth under Item 1.01 above with respect to the Stock Purchase Agreement, which is incorporated into this Item 3.02 by reference. The Shares are being offered and sold to GGL pursuant to the exemption from the registration requirements provided in Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering. Accordingly, the Shares have not been registered under the Securities Act and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,”

“potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include statements regarding the potential benefits of the collaboration with GSK, the completion of the Definitive Collaboration Agreement, the ability to obtain clearance under the HSR Act and to satisfy the other closing conditions, the Company’s ability to identify new anti-viral antibodies, the potential neutralizing effects of VIR-7831 and VIR-7832, the timing of commencement of clinical trials for VIR-7831 and VIR-7832, the expected benefits of the Company’s CRISPR screening and machine learning approach, the potential to prevent viral infection through identification and inhibition of cellular targets, and the Company’s ability to address the current COVID-19 pandemic and future outbreaks of the disease. Many factors may cause differences between current expectations and actual results including unexpected results during clinical trials, challenges in identifying new anti-viral antibodies, challenges in identifying and inhibiting cellular targets, difficulties in obtaining regulatory approval, challenges in accessing manufacturing capacity, clinical site activation rates or clinical trial enrollment rates that are lower than expected, changes in expected or existing competition, delays or disruptions on the Company’s business or clinical trials due to the COVID-19 pandemic, and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report are discussed in the Company’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release of the Company and GSK, dated April 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date: April 6, 2020	By:	/s/ Howard Horn
Howard Horn
Chief Financial Officer